UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2011 (April 15, 2011)

CHINA TRANSINFO TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
(Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 15, 2011, China TranInfo Technology Group Co., Ltd. ("Group Company"), a variable interest entity of China TransInfo Technology Corp., entered into that certain China TransInfo Technology Group Co., Ltd. C6-04 Land Development Compensation Framework Agreement (“the “Framework Agreement”) with Beijing Strong Science Park Development Co., Ltd. ("Beijing Strong"), pursuant to which Beijing Strong agreed to complete the development of the land block #C6-04 with a site area of 48,900 square meters, located at Zhongguancun Innovation Park (the “C6-04 Land”) within one year after the date of the Framework Agreement. In exchange, Group Company agreed to pay an aggregate of RMB 117,360,000 (approximately $17,984,553) to Beijing Strong, among which RMB 23,472,000 (approximately $3,596,911) must be paid on or before April 25, 2011. Group Company intends to build office buildings on the C6-04 Land for its own and its subsidiaries’ use to reduce its rental expenses over the long term. The payments are expected to be made out of Group Company's working capital.

In addition, Group Company expects to enter into a land use rights transfer agreement with Beijing Municipal Bureau of Land and Resource to acquire the land use rights over the C6-04 Land after the development has been completed by Beijing Strong pursuant to the Framework Agreement. According to the Framework Agreement, the payments to be made by Group Company to Beijing Strong will be returned if Group Company is not able to acquire such land use rights eventually due to the reasons not attributable to it.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Framework Agreement or the transactions contemplated thereby, or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the English translation of the Framework Agreement attached hereto as Exhibit 10.1.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	English Translation of China TransInfo Technology Group Co., Ltd. C6-04 Land Development Compensation Framework Agreement, dated April 15, 2011, by and between China TransInfo Technology Group Co., Ltd. and Beijing Strong Science Park Development Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: April 21, 2011

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	English Translation of China TransInfo Technology Group Co., Ltd. C6-04 Land Development Compensation Framework Agreement, dated April 15, 2011, by and between China TransInfo Technology Group Co., Ltd. and Beijing Strong Science Park Development Co., Ltd.